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                                                                EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the InterVoice, Inc. 1990 Incentive Stock Option Plan of our report dated April 2, 1997, except for Note F for which the date is April 9, 1997 with respect to the consolidated financial statements and schedule of InterVoice, Inc. included in its Annual Report (Form 10-K) for the year ended February 28, 1997, filed with the Securities and Exchange Commission.

                                        Ernst & Young LLP

Dallas, Texas
May 29, 1997